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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  December 19, 2001



                             PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)



               DELAWARE                           13-2898764
       (State of Incorporation)     (I.R.S. Employer Identification No.)

                                    0-9808
                             (Commission File No.)


                          500 DALLAS STREET, SUITE 700
                              HOUSTON, TEXAS 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 654-1414


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ITEM 9.  REGULATION FD DISCLOSURE

       In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

       All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

 . uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

 . unexpected future capital expenditures (including the amount and nature thereof);

 .  impact of crude oil and natural gas price fluctuations;

 .  the effects of competition;

 .  the success of our risk management activities;

 . the availability (or lack thereof) of acquisition or combination opportunities;

 .  the impact of current and future laws and governmental regulations;

 .  environmental liabilities that are not covered by an indemnity or insurance;
   and

 .  general economic, market or business conditions.

  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

DISCLOSURE OF YEAR 2002 ESTIMATES

The following table reflects the Company's current estimates of certain results for the first quarter of 2002 and the year ending December 31, 2002. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), which are incorporated by reference herein.

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                       OPERATING AND FINANCIAL GUIDANCE

                                                                              QUARTER ENDED         YEAR ENDED
                                                                              MARCH 31, 2002     DECEMBER 31, 2002
                                                                              --------------     -----------------
ESTIMATED SALES VOLUMES
Barrels of oil equivalent - MBOE                                                  2,450-2,500        10,000-10,200
MBOE PER DAY                                                                        27.2-27.8            27.4-27.9
% Oil                                                                                      94%                  94%
% Gas                                                                                       6%                   6%

ESTIMATED OIL PRICE DIFFERENTIALS - $/BBL
Estimated Differentials to NYMEX Prices - pre hedge                             $5.25 - $5.75        $5.00 - $5.50
Estimated Hedging gain (loss) based on: ($ in thousands)
  $16.00 NYMEX                                                                        $12,960              $52,560
  $17.00 NYMEX                                                                        $11,250              $45,630
  $18.00 NYMEX                                                                         $9,540              $38,695
  $19.00 NYMEX                                                                         $7,830              $31,760
  $20.00 NYMEX                                                                         $6,120              $24,825
  $25.00 NYMEX                                                                        ($1,529)             ($6,200)

CRUDE OIL HEDGE POSITIONS - BARRELS PER DAY
Puts - Floor $20.00                                                                     2,000                2,000
Swaps - Average price $24.00 per barrel                                                17,000               17,000
Calls - Average price $35.17 per barrel                                                 9,000                9,000

OPERATING COSTS PER BOE
Production expenses                                                             $7.75 - $8.00        $7.75 - $8.00
General and administrative                                                      $1.40 - $1.25        $1.25 - $1.35
DD&A - oil and gas                                                                     Note 6               Note 6

OTHER INCOME (EXPENSE) ($ IN THOUSANDS)
Equity in earnings of Plains All American Pipeline, L.P. ("PAA")                       Note 7               Note 7
DD&A - other                                                                              500                2,000
Interest expense                                                                       Note 8               Note 8

BOOK TAX RATE
Current                                                                                     1%                   1%
Deferred                                                                                   39%                  39%

WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING (IN THOUSANDS)
Basic                                                                                  23,600               23,600
Diluted                                                                                25,100               25,100

CAPITAL EXPENDITURES ($ IN THOUSANDS)                                       $28,000 - $32,000    $75,000 - $77,000

DISTRIBUTIONS FROM PLAINS ALL AMERICAN PIPELINE, L.P. ($ IN THOUSANDS)                 $6,900              $27,600


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Notes:

1. Estimated Sales Volumes. Production estimates are based on historical operating performance and trends and the Company's 2002 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.

    SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from crude oil production be recognized as the volumes are sold versus when produced. Due to the location of the Company's Florida properties and the transportation issues involved, reported sales volumes are impacted by the timing of the barges that transport the crude oil. The Florida crude is typically sold in shipments of approximately 130,000 barrels.

2. Estimated Oil Price Differentials. The Company's realized wellhead crude oil price is lower than the NYMEX index level as a result of area and quality differentials. The Company has locked in a fixed price differential to NYMEX on approximately 65% of its estimated 2002 production volumes. Estimated average differentials by area for 2002 are: Onshore California - $4.50 per barrel, Offshore California - $7.30 per barrel, Florida - $11.20 per barrel, and Illinois - $1.20 per barrel and are based on current market conditions.

3. Crude Oil Hedge Positions. The Company has hedged approximately 73% of its estimated 2002 crude oil production. The estimated hedging gain (loss) is calculated based on the NYMEX prices presented and the Company's current crude oil hedge positions. The hedging gain (loss) has not been adjusted for approximately $1.5 million of option premiums that will be amortized as a charge to oil revenues in 2002.

4. Production expenses. The Company estimates that production expenses (including production and ad valorem taxes) will average $7.75-$8.00 per BOE during 2002, an increase of approximately $0.40-$0.65 per BOE over the 2001 average. The increase is primarily related to electric costs, ad valorem taxes and insurance. The Company expects to obtain electricity for certain of its operations in California through a direct access contract with an electric service provider. The Company's production expenses will increase from the estimates provided if the California Public Utility Commission ("CPUC") rules that such direct access contract is invalid or if the CPUC assesses exit fees related to the direct access contract.

5. General and administrative. Unit G&A costs are expected to average $1.25- $1.35 per BOE in 2002, approximately $0.05 per BOE higher than the 2001 average. Unit G&A costs for the first quarter of 2002 are expected to average $1.40-$1.50 per BOE primarily due to expenses associated with year-end audit and reporting that are incurred during the first quarter of the year.

6. DD&A - oil and gas. DD&A per BOE averaged $2.64 for the first nine months of 2001. The 2002 DD&A rate will be based on year-end 2001 proved reserve volumes. For estimate purposes, we are utilizing the $2.64 rate and will provide additional guidance when the 2001 reserve information is reported.

7. Other Income (expense). The Company's equity in earnings from PAA will be based on PAA's reported net income and the Company's aggregate ownership interest, as adjusted for general partner incentive distributions. Guidance for equity in earnings of PAA will be provided at a later date once PAA provides guidance for 2002 net income. The Company currently has an aggregate

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    ownership interest of approximately 29%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights,
    (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 24%, or approximately 7.9 million of the common units. Although PAA has not provided guidance for net income, they did provide guidance of $123 million to $126 million for 2002 EBITDA in their November 7, 2001 conference call.

8. Interest expense. The Company's interest expense will consist of interest on:

    a. $267.5 million of 10.25% senior subordinated notes ($275 million outstanding, net of $7.5 million held by the Company).

    b. Amounts outstanding on the Company's $225 million revolving credit facility ("Credit Facility"). The Company estimates that the outstanding balance on Credit Facility will be approximately $20 million at December 31, 2001. The Credit Facility bears interest at LIBOR plus 1-3/8%. The Company incurs a non-use fee of 3/8ths of 1% per annum on the Credit Facility. In October 2001, the Company entered into a three-year interest rate swap agreement which fixes the interest rate on $7.5 million of borrowings at 5.62% including the LIBOR margin.

    c. The Company estimates it will capitalize approximately $3.2 million of interest in 2002.

9. Book Tax Rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 4%. The foreign tax is attributable to the Canadian operations of PAA. The Company's deferred and current tax rates are based on current estimates of taxable income and utilization of net operating loss carryforwards.

10. Equivalent weighted average shares outstanding. Estimated basic shares outstanding are based on shares outstanding on November 30, 2001, net of treasury shares. Estimated diluted shares are based on basic shares outstanding, plus shares issuable upon conversion of preferred stock and outstanding options and warrants utilizing the treasury stock method for the options and warrants.

11. Distributions from Plains All American Pipeline, L.P. The estimated cash distributions are based on PAA's $0.5125 per unit quarterly distribution that was declared in October 2001. PAA indicated in its November 7, 2001 conference call that it is well positioned to generate a double-digit growth in annual distributions. The amounts presented reflect estimated cash payments to be received from PAA and have not been adjusted for cash taxes attributable to the Company's equity in earnings of PAA.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PLAINS RESOURCES INC.



Date:  December 19, 2001        /s/ Cynthia A. Feeback
                                -----------------------------------------------
                                Cynthia A. Feeback
                                Senior Vice President--Accounting and Treasurer


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